SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2013

CUSTOMERS BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue

Suite 103

Wyomissing PA 19610

(Address of principal executive offices, including zip code)

(610) 933-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2013, Customers Bancorp, Inc. (the “Company”) and Customers Bank, the Company’s wholly owned banking subsidiary (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative of the underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of $55 million in aggregate principal amount of the Company’s 6.375% senior notes due 2018 (the “Notes”). Pursuant to the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional $8,250,000 in aggregate principal amount of the Notes sold in the offering, to cover over-allotments, if any. The Notes are to be issued pursuant to an indenture, to be dated as of July 30, 2013, between the Company and Wilmington Trust, National Association, as trustee, as amended and supplemented by the First Supplemental Indenture thereto, to be dated as of July 30, 2013.

The net proceeds of the offering are estimated to be approximately $52,634,000, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company, or approximately $60,564,000 if the underwriters exercise their overallotment option in full. The Company intends to use the net proceeds of the offering to invest in Customers Bank, fund organic growth and for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds to pursue acquisitions in its current and prospective markets. The offering is expected to close on July 30, 2013, subject to customary closing conditions.

The Company and the Bank have made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Bank and the registration statement, prospectus and prospectus supplements relating to the offering of the Notes. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

The offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-188040) previously filed with the SEC, including the prospectus contained therein, and the preliminary prospectus supplement dated July 22, 2013 and final prospectus supplement dated July 24, 2013 filed by the Company with the SEC relating to this offering.

Item 8.01	Other Events

On July 22, 2013, the Company issued a press release regarding the commencement of an underwritten public offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 25, 2013, the Company issued a press release regarding the pricing terms of its previously announced underwritten public offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 24, 2013, by and among Customers Bancorp, Inc., Customers Bank and Janney Montgomery Scott LLC, as representative of the Underwriters.

99.1	Press Release, dated July 22, 2013, regarding the commencement of the underwritten public offering.

99.2	Press Release, dated July 25, 2013, regarding the pricing of the underwritten public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Jay S. Sidhu
Name:	Jay S. Sidhu
Title:	Chairman and Chief Executive Officer

Date: July 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 24, 2013, by and among Customers Bancorp, Inc., Customers Bank and Janney Montgomery Scott LLC, as representative of the Underwriters.

99.1	Press Release, dated July 22, 2013, regarding the commencement of the underwritten public offering.

99.2	Press Release, dated July 25, 2013, regarding the pricing of the underwritten public offering.